CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Funds Trust of our report dated June 17, 2026, relating to the financial statements and financial highlights of Putnam Core Equity Fund, which appears in Putnam Funds Trust’s Certified Shareholder Report on Form N-CSR for the year ended April 30, 2026. We also consent to the references to us under the headings “Financial Highlights”, “FINANCIAL STATEMENTS”, and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 20, 2026